SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 17, 2008

SPORTS PROPERTIES ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware

(State or other

jurisdiction of incorporation)

001-33918	74-3223265
(Commission File Number)	(IRS Employer Identification Number)

437 Madison Avenue

New York, New York 10022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(212) 328-2100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 17, 2008, Sports Properties Acquisition Corp. (the “Company”) entered into various agreements, including an underwriting agreement, warrant agreement, investment management trust agreement, securities escrow agreement, registration rights agreement and administrative services agreement, in connection with its initial public offering (the “IPO”) of 20,000,000 units, as well as an underwriters’ over-allotment option to acquire an additional 3,000,000 units (collectively, the “IPO Units”), each unit (the “Unit”) consisting of one share of common stock, par value $0.001 per share (the “Common Stock”), and one warrant (the “Warrant”) to purchase one share of Common Stock, pursuant to the registration statement on Form S-1 (File No. 333-146353) (the “Registration Statement”).

Underwriting Agreement

On January 17, 2008, the Company entered into an underwriting agreement (the “Underwriting Agreement”) relating to the sale of the IPO Units. A copy of the Underwriting Agreement, entered into by and between the Company and Banc of America Securities LLC (“Banc of America”), as representative of the underwriters listed on Schedule A thereto (collectively, the “Underwriters”), is attached as Exhibit 1.1 hereto and is incorporated by reference herein.

Pursuant to the terms of the Underwriting Agreement, the sale of the IPO Units will occur on January 24, 2008 at a purchase price of $9.30 (the offering price to the public of $10.00 per Unit minus the underwriters’ discount of $0.70 per Unit, including the deferred underwriters’ discount of approximately $0.43 per Unit). A portion of the proceeds of the IPO and the Private Placement (as defined below) were placed into the Trust Account (as defined below) and shall be released to the Company upon the consummation of a business combination (as described in the Registration Statement, the “Business Combination”).

The Underwriting Agreement provided for an underwriters’ discount in an amount equal to 7% of the gross proceeds of the IPO. Banc of America agreed that a portion of the underwriters’ discount would be deposited into the Trust Account and payable to Banc of America upon the consummation of the Business Combination and then only with respect to those Units as to which the component Common Stock have not been redeemed in connection with the Business Combination.

The Company also granted the Underwriters a 30-day option to purchase up to an additional 3,000,000 Units from the Company on the same terms and at the same price as the 20,000,000 Units to cover over-allotments.

The Underwriting Agreement also includes certain customary representations, warranties and covenants by the Company. It also provides that the Company will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriters may be required to make because of any of those liabilities.

Warrant Agreement

On January 17, 2008, the Company entered into a warrant agreement (the “Warrant Agreement”) with Continental Stock Transfer & Trust Company (“CST”) pursuant to which CST shall act as warrant agent in connection with the issuance, registration, transfer, exchange, redemption and exercise of the Warrants underlying the IPO Units (the “Public Warrants”) and the warrants sold to certain founding stockholders of the Company in the Private Placement (as defined below) on January 17, 2008 (the “Private Placement Warrants” and, together with the Public Warrants, the “Warrants”). A copy of the Warrant Agreement is attached as Exhibit 4.1 hereto and is incorporated by reference herein.

The Warrant Agreement provides, among other things, the terms by which the Warrants may be exercised by the holders thereof or redeemed by the Company. The Warrants underlying the Units are exercisable for the period commencing on the later of the completion of a Business Combination or January

17, 2009 and terminating on January 17, 2012. The Warrants (as defined below) have an exercise price of $7.00 per share and may be exercised on a cashless basis. The Company may redeem the outstanding Warrants, in whole and not in part, at a price of $0.01 per Warrant at any time after the Warrants become exercisable upon a minimum of 30 days’ prior written notice and if and only if the last closing sales price of the Common Stock equals or exceeds $14.25 per share for any 20 trading days within a 30-day trading period ending three business days before the Company sends notice of redemption. The Private Placement Warrants may not be redeemed by the Company. The Warrant Agreement also contains certain transfer restrictions and anti-dilution provisions.

Investment Management Trust Agreement

On January 17, 2008, the Company entered into an investment management trust agreement (the “Investment Management Trust Agreement”) with CST as trustee. A copy of the Investment Management Trust Agreement is attached as Exhibit 10.1 hereto and is incorporated by reference herein.

On January 17, 2008, two of the Company’s founding stockholders, Medallion Financial Corp. (“Medallion”) and Tony Tavares, the Company’s President and Chief Executive Officer, purchased 5,900,000 and 100,000 Warrants, respectively, at a purchase price of $1.00 per Warrant, or an aggregate of $6,000,000, in a private placement (the “Private Placement”). Pursuant to the Investment Management Trust Agreement, the proceeds of the Private Placement and a portion of the proceeds of the IPO will be placed into a trust account (the “Trust Account”) established by the trustee. Of this amount, $8,625,000 represents the deferred underwriters’ discount, which amount shall be payable to Deutsche Bank upon the consummation of a Business Combination, subject to a reduction of $0.43125 per share the holder of which exercises the right to convert his or her shares into a pro rata portion of the Trust Account. The funds in the Trust Account will not be released until the earlier of the consummation of a Business Combination or the Company’s dissolution and liquidation; provided, however, the Company shall be permitted to draw the following amounts from the interest income earned on the Trust Account: (i) franchise taxes and taxes payable on the interest income and (ii) up to $2,250,000 to fund the Company’s working capital requirements.

Holders of the Common Stock underlying the IPO Units (the “Public Stockholders”) shall be entitled to receive funds from the Trust Account (including interest earned on such Public Stockholder’s pro rata portion of the Trust Account) in the event the Company dissolves and liquidates. Furthermore, Public Stockholders seeking to redeem their shares of Common Stock in connection with a Business Combination shall be entitled to receive $10.00 per share plus a pro rata portion of the interest income earned on the Trust Account (net of taxes payable and any interest income distributed to the Company). In the event a Business Combination is consummated, all sums remaining in the Trust Account shall be released to the Company and there will be no restriction on the Company’s use of such funds.

Securities Escrow Agreement

On January 17, 2008, the Company entered into a securities escrow agreement (the “Securities Escrow Agreement”) with each of the founding stockholders of the Company, which founding stockholders include certain of the Company’s directors, officers and advisors, and CST as escrow agent. A copy of the Securities Escrow Agreement is attached as Exhibit 10.2 hereto and is incorporated by reference herein.

Pursuant to the Securities Escrow Agreement, such founding stockholders placed the shares of Common Stock they owned prior to the IPO (the “Insider Shares”) and the Private Placement Warrants into an escrow account maintained by CST. Subject to limited exceptions, the Insider Shares and the Private Placement Warrants shall not be transferable for a period (the “Escrow Period”) expiring one year after the consummation of a Business Combination, unless the Company consummates a transaction after the consummation of the initial Business Combination resulting in all of the stockholders of the Company having the right to exchange their shares of Common Stock for cash, securities or other property. During the Escrow Period, the Initial Stockholders shall retain all other rights as stockholders, including, without limitation, the right to vote their Common Stock and the right to receive cash dividends. In the event the Company declares a stock dividend, such dividend will be placed into escrow, as well. In the event the Company dissolves and liquidates, the Insider Shares and the Private Placement Warrants will be cancelled.

Registration Rights Agreement

On January 17, 2008, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the founding stockholders. A copy of the Registration Rights Agreement is attached as Exhibit 10.3 hereto and is incorporated by reference herein.

Pursuant to the Registration Rights Agreement, a majority-in-interest of the founding stockholders and holders of Private Placement Warrants shall be entitled to require the Company, on up to three occasions at any time after the date on which the Insider Shares are released from escrow pursuant to the Securities Escrow Agreement, to register the Insider Shares and shares underlying the Private Placement Warrants. In addition, the founding stockholders and holders of Private Placement Warrants shall have “piggyback” registration rights with respect to the Insider Shares and shares underlying the Private Placement Warrants commencing on the date on which the Insider Shares are released from escrow pursuant to the Securities Escrow Agreement. The Company shall bear the expenses incurred in connection with the filing of any such registration statements.

Administrative Services Agreement

On January 17, 2008, the Company entered into an agreement (the “Administrative Services Agreement”) for office space and general and administrative services with Medallion. Pursuant to the Administrative Services Agreement, the Company will pay a $7,500 per month fee to Medallion.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 17, 2008, the Company amended and restated its Certificate of Incorporation, which is attached as Exhibit 3.1 hereto. The Company’s Amended and Restated Certificate of Incorporation is identical to the Form of Amended and Restated Certificate of Incorporation filed as Exhibit 3.1 to the Registration Statement except for the insertion of January 17, 2008 as the date of its adoption and January 17, 2010 as the date upon which the Company’s corporate existence will cease except for purposes of winding up its affairs and liquidating.

Item 8.01. Other Events.

The Company issued a press release to the news media announcing, among other things, the completion of the Company’s IPO.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information in the press release is being furnished, not filed, pursuant to Item 8.01. Accordingly, the information in the press release will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

1.1	Underwriting Agreement between Sports Properties Acquisition Corp. and Banc of America Securities LLC, as Representative of the underwriters, dated January 17, 2008

3.1	Amended and Restated Certificate of Incorporation

4.1	Warrant Agreement between Sports Properties Acquisition Corp. and Continental Stock Transfer & Trust Company, dated January 17, 2008

10.1	Investment Management Trust Agreement between Sports Properties Acquisition Corp. and Continental Stock Transfer & Trust Company, dated January 17, 2008

10.2	Securities Escrow Agreement between Sports Properties Acquisition Corp., the founding stockholders thereof and Continental Stock Transfer & Trust Company, dated January 17, 2008

10.3	Registration Rights Agreement between Sports Properties Acquisition Corp. and the founding stockholders thereof, dated January 17, 2008

10.4	Administrative Services Agreement between Sports Properties Acquisition Corp. and Medallion Financial Corp., dated January 17, 2008

99.1	Press release, dated January 24, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPORTS PROPERTIES ACQUISITION CORP.

By:	/s/ Larry D. Hall
Name:	Larry D. Hall
Title:	Chief Financial Officer

Date: January 24, 2008

Exhibit Index

Exhibit No.	Description
1.1	Underwriting Agreement between Sports Properties Acquisition Corp. and Banc of America Securities LLC, as Representative of the underwriters, dated January 17, 2008

3.1	Amended and Restated Certificate of Incorporation

4.1	Warrant Agreement between Sports Properties Acquisition Corp. and Continental Stock Transfer & Trust Company, dated January 17, 2008

10.1	Investment Management Trust Agreement between Sports Properties Acquisition Corp. and Continental Stock Transfer & Trust Company, dated January 17, 2008

10.2	Securities Escrow Agreement between Sports Properties Acquisition Corp., the founding stockholders thereof and Continental Stock Transfer & Trust Company, dated January 17, 2008

10.3	Registration Rights Agreement between Sports Properties Acquisition Corp. and the founding stockholders thereof, dated January 17, 2008

10.4	Administrative Services Agreement between Sports Properties Acquisition Corp. and Medallion Financial Corp., dated January 17, 2008

99.1	Press release, dated January 24, 2008